SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant                    |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
         |X|   Preliminary Proxy Statement       |_|   Confidential, For Use of
         |_|   Definitive Proxy Statement              the Commission Only (as
         |_|   Definitive Additional Materials         permitted by Rule 14a-6
         |_|   Soliciting Material Pursuant to         (e)(2)
               Rule 14a-11(c) or Rule 14a-12


                              TARRANT APPAREL GROUP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

          |X|  No Fee Required
          |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
          (5)  Total fee paid:

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          |_|  Fee paid with preliminary materials:

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          |_|  Check  box if any  part  of the  fee is  offset  as  provided  by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

--------------------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          (3)  Filing party:

--------------------------------------------------------------------------------
          (4)  Date filed:

--------------------------------------------------------------------------------

                              TARRANT APPAREL GROUP

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              -----------------------------------------------------




TIME...................................         10:00  a.m.   Pacific   Time  on
                                                Wednesday, May 28, 2003

PLACE..................................          Tarrant Apparel Group
                                                 3151 East Washington Boulevard
                                                 Los Angeles, California 90023

ITEMS OF BUSINESS......................         (1)  To  elect   three  Class  I
                                                     members  of  the  Board  of
                                                     Directors    for   two-year
                                                     terms.

                                                (2)  To approve the  issuance of
                                                     up to 3  million  shares of
                                                     common stock  issuable upon
                                                     conversion      of      the
                                                     outstanding    shares    of
                                                     Series A  Preferred  Stock.

                                                (3)  To  ratify   the  grant  of
                                                     options  to   purchase   an
                                                     aggregate   of  2   million
                                                     shares of  common  stock to
                                                     certain executive officers.

                                                (4)  To ratify  the  appointment
                                                     of Ernst & Young LLP as the
                                                     Company's       independent
                                                     public  accountants for the
                                                     year  ended   December  31,
                                                     2003.

                                                (5)  To   transact   such  other
                                                     business  as  may  properly
                                                     come before the Meeting and
                                                     any      adjournment     or
                                                     postponement.

RECORD DATE...........................          You can vote if at the  close of
                                                business on March 31, 2003,  you
                                                were   a   shareholder   of  the
                                                Company.

PROXY VOTING..........................          All  shareholders  are cordially
                                                invited  to  attend  the  Annual
                                                Meeting in person.  However,  to
                                                ensure  your  representation  at
                                                the  Annual  Meeting,   you  are
                                                urged   to  vote   promptly   by
                                                signing   and    returning   the
                                                 enclosed Proxy card.





April ___, 2003
                                              ----------------------------------
                                              GERARD GUEZ, CHAIRMAN OF THE BOARD

                                                           TARRANT APPAREL GROUP
                                                  3151 EAST WASHINGTON BOULEVARD
                                                   LOS ANGELES, CALIFORNIA 90023
                                                                  (323) 780-8250
PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tarrant Apparel Group, a California corporation ("Tarrant," the "Company", "we", or "us"), of Proxies to be voted at our 2003 Annual Meeting of Shareholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Shareholders on Wednesday, May 28, 2003, beginning at 10:00 a.m. Pacific Time. The meeting will be held at our corporate headquarters, 3151 East Washington Boulevard, Los Angeles, California, 90023.

It is anticipated that the 2002 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about April 25, 2003.

SHAREHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on March 31, 2003 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of March 31, 2003, there were 15,765,425 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE meeting. If you are a shareholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The Company's Restated Articles of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES A PREFERRED STOCK. The approval of the issuance of up to 3 million shares of our common stock issuable upon conversion of our outstanding shares of Series A Preferred Stock will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

RATIFICATION OF EXECUTIVE STOCK OPTION GRANTS. The ratification of the grant of options to purchase an aggregate of 2 million shares of our common stock to certain executive officers will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. The ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ended December 31, 2003 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a shareholder proposal was not submitted to the Company prior to February 27, 2003, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of three Class I members of the Board of Directors. The Restated Articles of Incorporation of the Company provides that, commencing with the 1998 annual meeting, the Board of Directors shall be divided into two classes which are elected for staggered two year terms. One of the two classes is elected each year to succeed the directors whose terms are expiring. The Restated Bylaws of the Company provides that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than six nor more than eleven. The Board of Directors has fixed the number of directors at nine.

The Class I directors whose terms expire at the 2003 Annual Meeting are Karen Wasserman, Milton Koffman, Barry Aved and Mitchell Simbal. The Board of Directors has nominated Milton Koffman, Barry Aved and Mitchell Simbal to serve as Class I directors for terms expiring in 2005. The Class II directors are serving terms that expire in 2004. Ms. Wasserman will not stand for re-election as a Class I director and her service as a member of the board of directors will terminate at the Annual Meeting. At the conclusion of the Annual Meeting, there will be one vacancy in the Class I directors.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class I directors:

                                 Milton Koffman
                                   Barry Aved
                                 Mitchell Simbal

If elected, the foregoing three nominees are expected to serve until the 2005 Annual Meeting of Shareholders. The three nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS I DIRECTOR NOMINEES: TERMS EXPIRING IN 2005
-------------------------------------------------

BARRY AVED                         Barry Aved has  served as a  director  of the
                                   Company   since   December  3,  1996  and  as
                                   President  of the Company  from  September 7,
                                   1999 until  March 24,  2000.  From 1991 until
                                   1995,  Mr. Aved was the  President  of Lerner
                                   New York, a division of The Limited, Inc.
                                   DIRECTOR SINCE:  1996      AGE:  59
                                   MEMBER:  COMPENSATION COMMITTEE

MILTON KOFFMAN                     Milton  Koffman  was elected as a director of
                                   the Company on November 28, 2001. Mr. Koffman
                                   is  currently  the  Chairman of the Board for
                                   New Valu,  Inc., a multi- faceted provider of
                                   investment  capital,   commercial  loans  and
                                   other   financial    services   for   various
                                   operating  companies.  Additionally,  he is a
                                   founder  and   director   of  Global   Credit
                                   Services,  a  leading  provider  of  business
                                   information  and analysis for  manufacturing,
                                   financial, lending and real estate companies.
                                   Mr.  Koffman  has  previously  served  on the
                                   boards    of    IEC    Electronics,    Jayark
                                   Corporation,   Sattlers   Department  Stores,
                                   Walter Reed  Theaters,  Scoreboard,  Inc. and
                                   the Gruen Watch Company. Mr. Koffman received
                                   a B.S. from Ohio State University in 1945.
                                   DIRECTOR SINCE:  2001      AGE:  79
                                   MEMBER:  AUDIT COMMITTEE, COMPENSATION
                                   COMMITTEE

MITCHELL SIMBAL                    Mitchell  Simbal has served as a director  of
                                   the Company since June 6, 2001. Mr. Simbal is
                                   currently Vice President of Retail Operations
                                   for Park Place Entertainment,  which includes
                                   Caesars Palace,  Paris Las Vegas, Bally's and
                                   Flamingo  Hilton.  Mr.  Simbal has a B.S.  in
                                   accounting from the University of Hartford.
                                   DIRECTOR SINCE:  2001      AGE:  49
                                   MEMBER:  AUDIT COMMITTEE, COMPENSATION
                                   COMMITTEE


CLASS II DIRECTORS: TERMS EXPIRING IN 2004
------------------------------------------

GERARD GUEZ                        Gerard  Guez  founded the Company in 1988 and
                                   has served as its Chairman of the Board since
                                   its inception and as Chief Executive  Officer
                                   from  inception  until  2001.  Mr.  Guez  was
                                   re-appointed  as Chief  Executive  Officer in
                                   March  2003.  Mr. Guez also  founded  Tarrant
                                   Company Limited ("Tarrant HK"), the Company's
                                   Hong  Kong  subsidiary,  in 1985,  and he has
                                   served as its Chairman  since  inception  and
                                   Chief  Executive  Officer  from  1985  though
                                   October 2001.  Prior to founding  Tarrant HK,
                                   Mr.  Guez served as the  President  of Sasson
                                   Jeans,  L.A.,  Inc., which was a manufacturer
                                   and  distributor  of denim  apparel under the
                                   "Sasson" license
                                   DIRECTOR SINCE:  1988      AGE:  47
                                   MEMBER:  EXECUTIVE COMMITTEE

TODD KAY Todd Kay has served as President of the Company from 1988 to September 1999 and from March 2000 to present, and as Vice Chairman since September 7, 1999. Mr. Kay has also served as a director of the Company since 1988 and as a director of Tarrant HK since 1986. Prior to joining the Company, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as
                                   President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985.
                                   DIRECTOR SINCE:   1988     AGE:   46
                                   MEMBER:  EXECUTIVE COMMITTEE

PATRICK CHOW                       Patrick  Chow joined the Company as Treasurer
                                   in  November  1998 and was  promoted to Chief
                                   Financial  Officer  and elected as a director
                                   on  January 7,  2002.  From 1996 to 1998,  he
                                   served as General  Manager  of Fortune  Chart
                                   Consultants  Limited  in Hong  Kong  where he
                                   provided  financial  consulting  services  to
                                   corporate clients. Mr. Chow has a Bachelor of
                                   Arts degree from the  University of Hong Kong
                                   and two  diplomas  in Banking  and  Financial
                                   Studies  from  the  Chartered   Institute  of
                                   Bankers United Kingdom.
                                   DIRECTOR SINCE: 2002       AGE: 49
                                   MEMBER:  EXECUTIVE COMMITTEE

JOSEPH MIZRACHI                    Joseph  Mizrachi  has served as a director of
                                   the Company since June 6, 2001. Mr.  Mizrachi
                                   is  currently  engaged in capital  funding to
                                   finance  buyouts  of small  and  medium  size
                                   companies.  He  is  a  Registered  Investment
                                   Advisor and a principal  and President of PAZ
                                   Securities,  Inc.,  a  registered  securities
                                   broker dealer. He is also the Chairman of the
                                   Board of Midwest Properties Management, Inc.,
                                   which is  engaged in the  management  of real
                                   estate,  and  is a  member  of the  board  of
                                   directors of American  Realty  Investors Inc.
                                   He has  held  numerous  executive  management
                                   positions with companies  specializing in all
                                   aspects  of  finance,   insurance   and  real
                                   estate,  as well as providing  administration
                                   in  estate  and tax  analysis.  Mr.  Mizrachi
                                   received an undergraduate degree in Economics
                                   and Political  Science in 1968 and a Master's
                                   degree in Business  Administration in Finance
                                   and  Marketing in 1971,  both from the Hebrew
                                   University in Jerusalem,  Israel. He became a
                                   member of the  American  Society of Chartered
                                   Life   Underwriter   (CLU)   in  1973  and  a
                                   Chartered Financial Consultant (CFC) in 1982.
                                   In 1978, he received  another Master's degree
                                   in  Business   Administration  and  Financial
                                   Counseling (MFS) from The American college in
                                   Bryn Mawr, Pennsylvania.
                                   DIRECTOR SINCE:  2001      AGE:  57
                                   MEMBER:  AUDIT COMMITTEE, COMPENSATION
                                   COMMITTEE


OTHER EXECUTIVE OFFICERS
------------------------

EDDY YUEN                          Eddy Yuen is President of the Company's  Hong
                                   Kong subsidiary, Fashion Resource (TCL), Inc.
                                   Mr. Yuen has served the  Company  since 1987.
                                   Mr.  Yuen  served  as  the  Company's   Chief
                                   Executive  Officer from October 2001 to March
                                   2003.  Mr.  Yuen  served as a director  since
                                   November   2001,   and  has   submitted   his
                                   resignation   from  the  Board  of  Directors
                                   effective prior to the Annual Meeting. He was
                                   President of Tarrant  Mexico from August 2000
                                   until  his   promotion  to  Chief   Executive
                                   Officer  in  October  2001.  From 1987  until
                                   August  2000,  he was  General  Manager and a
                                   director  of  Tarrant  HK and from 1996 until
                                   October  2001,  he served as  Executive  Vice
                                   President--Sourcing  of the Company. Mr. Yuen
                                   received   a  Higher   Diploma   in   Textile
                                   Technology   from   Hong   Kong   Polytechnic
                                   University,   and  a   graduate   diploma  in
                                   Management  from the Hong Kong  University of
                                   Science and Technology.
                                   AGE:  48

KAREN WASSERMAN                    Karen  Wasserman  joined the Company in 1988,
                                   and  until   1994,   she  served  as  a  Vice
                                   President  of  the  Company.   In  1994,  Ms.
                                   Wasserman was named Executive Vice President,
                                   General  Merchandising Manager and a director
                                   of  the  Company.   Ms.   Wasserman  will  be
                                   resigning   as  a  director  of  the  Company
                                   effective  as of the Annual  Meeting.  In her
                                   current position, she directs and manages the
                                   Company's design teams and  merchandisers and
                                   is responsible for the Company's  research of
                                   fashion  themes  and  development  of product
                                   samples.  Ms.  Wasserman  holds a Bachelor of
                                   Fine Arts degree from Syracuse University
                                   AGE:  50

MARK ARIGAN                        Mark  Arigan  joined  the  company in June of
                                   1996 and has held several positions including
                                   Director of Finance and  Director of Internal
                                   Audit. He was appointed as Secretary in March of 2003. Prior to Tarrant, Mr. Arigan held several financial positions with Carter Haley
                                   Hale and  Federated  Department  Stores.  Mr.
                                   Arigan has degrees in business finance and accounting from Polytechnic University of
                                   California and is a member of Institute of Internal Auditors (IIA).
                                   Age: 47


FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

MEETINGS AND COMMITTEES. The Board of Directors held 12 meetings during fiscal 2002. The Board of Directors has an Audit Committee, Compensation Committee and Executive Committee.

The Audit Committee currently consists of Messrs. Koffman, Mizrachi and Simbal, all of whom are considered "independent" under Rule 4200(a)(14)of the National Association of Securities Dealers listing standards. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company's independent auditors and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent auditors and (v) to review the Company's quarterly and annual financial statements prior to public issuance The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A. The Audit Committee held 4 meetings during fiscal 2002.

The Compensation Committee currently consists of Messrs. Aved, Koffman, Mizrachi and Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee held 3 meetings during fiscal 2002.

The Executive Committee is chaired by Mr. Guez, and currently consists of Messrs. Guez, Kay, and Chow. Subject to the limitations contained in the California General Corporation Law, the Executive Committee has been granted all of the authority of the Board of Directors.

All directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2002.

DIRECTORS' COMPENSATION. The Company pays to each director who is not employed by the Company $4,000 per month for attending meetings of the Board of Directors and committees of the Board of Directors, and reimburses such person for all expenses incurred by him in his capacity as a director of the Company. In addition, the Chairman of each committee receives $2,000 per year for such service. The Board of Directors may modify such compensation in the future. In addition, each director not employed by the Company, upon joining the Board of Directors, will receive an option to purchase 20,000 shares of our common stock and, thereafter, an option to purchase 4,000 shares of common stock on the date of each annual meeting at which such person is reelected to serve as a director. Such options will have an exercise price equal to the fair market value of such shares on the date of grant, become exercisable so long as the recipient continues to serve as a director in four equal annual installments commencing on the first anniversary of the grant thereof, and expire on the tenth anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of our Board of Directors currently consists of Messrs. Aved, Koffman, Mizrachi and Simbal. None of these individuals was an officer or employee of the Company at any time during fiscal 2002. No current executive officer of the Company has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

ITEM 2: APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES A PREFERRED STOCK
--------------------------------------------------------------------------------

Item 2 is the approval of the issuance of up to 3 million shares of our common stock upon conversion of our outstanding shares of Series A Preferred Stock. The Board of Directors has approved, contingent upon approval by the Company's shareholders at the Annual Meeting, the issuance of up to 3,000,000 shares of our common stock (the "Series A Conversion Shares") upon conversion of the Company's outstanding shares of Series A Preferred Stock. The Board of Directors is submitting the proposal to approve the issuance of the Series A Conversion Shares to the shareholders for approval at the Annual Meeting.

The Series A Conversion Shares, when issued, would become part of the existing class of common stock and would have the same rights and privileges as the shares of common stock now issued and outstanding. There are no preemptive rights relating to the common stock. As of February 28, 2003, there were 15,846,315 shares of our common stock issued and outstanding. If issued, the Series A Conversion Shares would represent approximately 15.9% of our issued and outstanding shares of common stock. The continued listing requirements of the Nasdaq Stock Market's National Market System prohibit the Company from issuing the Series A Conversion Shares unless and until the issuance has been approved by the shareholders.

ACQUISITION OF TWILL MILL.

On December 31, 2002, the Company's wholly-owned  subsidiaries,  Tarrant Mexico,
S. de R.L. de C.V. ("Tarrant Mexico") and Machrima Luxembourg International, Sarl ("Tarrant Luxembourg" and, together with Tarrant Mexico, the "Purchasers"), acquired a denim and twill manufacturing plant in Tlaxcala, Mexico, including all machinery and equipment used in the plant, the buildings, and the real estate on which the plant is located (the "Acquisition"). The Acquisition was made pursuant to an Agreement for the Purchase of Assets and Stock, dated as of December 31, 2002 (the "Purchase Agreement"), by and among the Company, the Purchasers, Trans Textil International, S.A. de C.V. ("Trans Textil"), Inmobiliaria Cuadros, S.A. de C.V. ("Inmobiliaria"), Rosa Lisette Nacif Benavides, Gazi Nacif Borge, Jorge Miguel Echevarria Vazquez, and Kamel Nacif Borge.

Pursuant to the Purchase Agreement, Tarrant Mexico purchased from Trans Textil all of the machinery and equipment used in and located at the plant, and the Purchasers acquired from Jorge Miguel Echevarria Vazquez and Rosa Lisette Nacif Benavides all the issued and outstanding capital stock of Inmobiliaria, which owns the buildings and real estate. A portion of the purchase price for the Inmobiliaria shares consisted of the issuance to Rosa Lisette Nacif Benavides of 100,000 shares of a newly created, non-voting Series A Preferred Stock of the Company (the "Preferred Shares"), which will become convertible into 3,000,000 shares of common stock if the Company's common shareholders approve the issuance of the Series A Conversion Shares.

Pursuant to the Purchase Agreement, the Company issued the Preferred Shares to a subsidiary of the Company, and subsequently caused the transfer of the Preferred Shares to Rosa Lisette Nacif Benavides as partial repayment of indebtedness owed by Inmobiliaria to Ms. Benavides.

TERMS OF SERIES A PREFERRED STOCK.

Except as required by law, the Preferred Shares have no voting rights. The Preferred Shares accrue dividends at an annual rate of 7% of the initial stated value of $88.20 per share. In the event of a liquidation, dissolution or winding-up of the Company, the Preferred Shares will be entitled to receive, prior to any distribution on the common stock, a distribution equal to the initial stated value of the Preferred Shares plus all accrued and unpaid dividends.

If the shareholders approve the issuance of the Series A Conversion Shares, each Preferred Share will be convertible, at the option of the holder, into 30 shares of our common stock (as adjusted for stock dividends, combinations, splits or similar events), for an aggregate of 3,000,000 shares of common stock. If the shareholders do not approve the issuance of the conversion shares at the Annual Meeting, the Company will then have the right to redeem any or all of the Preferred Shares for a price equal to the stated value plus all accrued and unpaid dividends.

The Registrant granted the holder of the Series A Conversion Shares "piggyback" registration rights, which provide such holder the right, under certain circumstances, to have such shares registered for resale under the Securities Act of 1933.

CERTAIN EFFECTS OF THE PROPOSAL.

The Board of Directors believes that the approval of the issuance of the Series A Conversion Shares is in the best interests of the Company and the shareholders. However, the following should be considered by a shareholder in deciding how to vote upon the proposal.

If the issuance of the Series A Conversion Shares is approved by the shareholders at the Annual Meeting, the holder or holders of the Preferred Shares would immediately have the right to convert each Preferred Share into 30 shares of common stock, or an aggregate of 3,000,000 shares of common stock. The holder or holders of the Preferred Shares are under no obligation to convert the Preferred Shares into common stock even if the issuance of the Series A Conversion Shares is approved.

When issued, the Series A Conversion Shares would represent approximately 15.9% of the Company's outstanding shares of common stock, based upon the 15,846,315 shares of our common stock outstanding as of February 28, 2003. As a result, following conversion of the Preferred Shares, the holder or holders of the Preferred Shares will own a substantial portion of our voting securities. Rosa Lisette Nacif Benavides, the current holder of the Preferred Shares, is the daughter of Kamel Nacif Borge. Mr. Nacif is an employee of Tarrant Mexico and the beneficial owner of 14.9% of our outstanding common stock as of February 28, 2003. Jamil Textil, S.A. de C.V., an entity controlled by Mr. Nacif, owns 1,724,000 shares of our common stock, representing approximately 10.9% of our outstanding common stock as of February 28, 2003. Collectively, Ms. Benevides, Mr. Nacif and Jamil Textil would beneficially approximately 29.0% of our outstanding common stock following conversion of the Preferred Shares and issuance of the Series A Conversion Shares. If acting together, such shareholders would be able to exercise significant voting power on matters on which the shareholders are entitled to act.

If the issuance of the Series A Conversion Shares is approved, the shareholders would experience substantial dilution in the percentage of Company equity they own upon conversion of the Preferred Shares and issuance of the Series A Conversion Shares. The issuance of such additional shares might be disadvantageous to current shareholders in that any additional issuances would potentially reduce per share dividends, if any. Shareholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted an policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. The Company instead intends to retain earnings for use in financing growth and additional business opportunities.

If the issuance of the Series A Conversion Shares is not approved, the Company will then have the right to redeem any or all of the Preferred Shares for a price equal to the stated value plus all accrued and unpaid dividends. The aggregate stated value of the Preferred Shares is $3 million.

BOARD RECOMMENDATION AND VOTE.

The approval of the issuance of the Series A Conversion Shares will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors is of the opinion that the issuance of the Series A Conversion Shares is in the best interests of the Company and recommends a vote for the approval of the issuance of the Series A Conversion Shares. All Proxies will be voted to approve the issuance of the Series A Conversion Shares unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF ISSUANCE OF UP TO 3,000,000 SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES A PREFERRED STOCK.

ITEM 3:  RATIFICATION OF EXECUTIVE STOCK OPTION GRANTS
--------------------------------------------------------------------------------

Item 3 is the ratification of the grants to Gerard Guez and Todd Kay of options to purchase 1 million shares each of our common stock.

TERMS OF OPTION GRANTS.

Effective as of March 28, 2003, the Compensation Committee approved the grant to Messrs. Guez and Kay of options to purchase 1 million shares each of the Company's common stock (the "Executive Options"), subject to approval of the Executive Options by the shareholders at the Annual Meeting. The exercise price of the Executive Options is $3.65 per share, the closing price of our common stock on the day the grants were approved by the Compensation Committee. As of April 3, the closing price of our common stock as reported on the Nasdaq National Market System was $3.86 per share. So long as Messrs. Guez and Kay remain employed with the Company, the Executive Options will vest and become exercisable in four equal annual installments of 250,000 shares commencing on the first anniversary of the date of grant. These Executive Options will expire on the tenth anniversary of the date of grant. The Executive Options are granted to Messrs. Guez and Kay in consideration of their services as officers of the Company.

CERTAIN EFFECTS OF THE PROPOSAL.

Unless the grant of the Executive Options comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), and the regulations promulgated thereunder (as discussed below), the Company may be denied a deduction for compensation attributable to the Executive Options granted to an optionee to the extent that such compensation exceeds $1 million in a given year. Pursuant to the provisions of Section 162(m), the Executive Options must be disclosed to and approved by the Company's shareholders. If the shareholders do not approve the Executive Options at the Annual Meeting, the Executive Options will not be granted. The Company believes it is in the best interest of the Company and its shareholders for the shareholders to approve the Executive Options so that the options will be issued and the Company will be able to claim a compensation deduction attributable to the Executive Options.

SECTION 162(M) LIMITATIONS. The following is intended only as a brief summary of the federal income tax rules relevant to the grant of options to certain officers. These rules are highly technical and subject to change in the future.

Section 162(m) of the Code, generally disallows the deduction of compensation income in excess of $1,000,000 paid to a "covered employee." Thus, if an officer remains a "covered employee," meaning either the Chief Executive Officer or one of the other four most highly compensated employees of the Company whose compensation is required to be disclosed under the Securities Exchange Act of 1934, and he or she were to exercise his or her options such that he or she receives more than $1,000,000 in compensation in any given taxable year, the Company would not be allowed to deduct that portion of such officer's otherwise deductible compensation that exceeded $1,000,000.

Section 162(m) of the Code does not apply, however, to compensation that meets the following four criteria: (1) the compensation is based solely on the attainment of performance goals; (2) the performance goals are determined by a compensation committee of the Board of Directors comprised solely of two or more outside directors; (3) the material terms of the compensation are disclosed to stockholders and approved by a majority vote of the stockholders; and (4) certification by the compensation committee that the performance goals have been met.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

The following is a general discussion of the principal federal income tax consequences of the Executive Options grants.

CONSEQUENCES TO OPTIONEES. The optionees will recognize no income at the time Executive Options are granted. In general, at the time shares are issued to an optionee pursuant to exercise of the Executive Options, the optionee will recognize income taxable at ordinary income tax rates equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of the Executive Options in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the optionee's taxable income by reason of the exercise of the Executive Options. Provided the shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

CONSEQUENCES TO COMPANY. The Company generally will be entitled to a deduction for United States federal income tax purposes in the same year and in the same amount as the optionee is considered to have recognized income taxable at ordinary income tax rates in connection with the exercise of Executive Options. In certain instances, the Company may be denied a deduction for compensation attributable to the Executive Options granted to an optionee to the extent that such compensation exceeds $1 million in a given year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN.

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2002.

                           NUMBER OF SECURITIES      WEIGHTED-AVERAGE     NUMBER OF SECURITIES
                             TO BE ISSUED UPON      EXERCISE PRICE OF    REMAINING AVAILABLE OR
                                EXERCISE OF            OUTSTANDING        FUTURE ISSUANCE UNDER
                           OUTSTANDING OPTIONS,     OPTIONS, WARRANTS      EQUITY COMPENSATION
                            WARRANTS AND RIGHTS         AND RIGHTS                PLANS
                           --------------------     -----------------    ----------------------
Equity compensation
plans approved by               6,376,487                 $8.89                  1,723,513
security holders

Equity compensation
plans not approved by               --                      --                       --
security holders
                                ---------                 -----                  ---------
Total                           6,376,487                 $8.89                  1,723,513
                                =========                 =====                  =========

BOARD RECOMMENDATION AND VOTE.

The Shareholders will be asked at the Annual Meeting to consider and act upon a proposal to ratify the grant of such options. The proposal to ratify the grant of such options requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE EXECUTIVE STOCK OPTION GRANTS.

ITEM 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

Item 4 is the ratification of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2003. The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, subject to ratification by a majority vote of the shares of common stock present or represented and entitled to vote at the Annual Meeting, the firm of Ernst &Young LLP to continue as our independent public accountant for the current fiscal year ending December 31, 2003. Ernst & Young LLP has served as the principal independent public accounting firm utilized by us during the years ended December 31, 1995 through 2002. We anticipate that a representative of Ernst & Young LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of Ernst & Young LLP will be afforded an opportunity to make a statement if he or she so desires.

While there is no legal requirement that this proposal be submitted to shareholders, it will be submitted at the Annual Meeting nonetheless, as the Board of Directors believes that the selection of auditors to audit the Company's consolidated financial statements is of sufficient importance to seek shareholder approval. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

The ratification of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ended December 31, 2003 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

EXECUTIVE COMPENSATION
----------------------

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

                                                  ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                                  -------------------             ----------------------
                                                                                                   ALL
                              FISCAL YEAR                         OTHER ANNUAL    NUMBER OF       OTHER
NAME                             ENDED      SALARY      BONUS     COMPENSATION   SECURITIES    COMPENSATION
----                           DECEMBER     ------      -----     ------------   UNDERLYING    ------------
PRINCIPAL POSITION(1)             31,         ($)        ($)         ($)(2)        OPTIONS        ($)(3)
---------------------             ---         ---        ---         ---           -------        ---

Gerard Guez.............         2002       450,000       --           --         1,000,000      50,000
   CEO and Chairman of           2001       450,000       --           --            --          50,000
   the Board of Directors        2000       469,234       --           --            --          50,000

Todd Kay................         2002       450,000       --           --         1,000,000      50,000
   President and  Vice           2001       450,000       --           --            --          50,000
   Chairman of Board             2000       469,234       --           --            --          50,000

Eddy Yuen(4)............         2002       350,000     45,000         --            50,000        --
   President of Fashion          2001       191,729     39,586      88,541(5)       100,000       8,849
   Resource (TCL), Inc.          2000       191,729    116,129      28,588(6)        --           8,849

Karen Wasserman.........         2002       345,000       --           --            --            --
  Executive Vice President       2001       334,768       --           --            50,000        --
  and General                    2000       338,154       --           --             5,000        --
  Merchandising Manager

Patrick Chow(7).........         2002       220,000     75,000         --            --            --
   Chief Financial               2001       160,000     30,000         --            --            --
   Officer                       2000       160,000       --           --            --            --
----------

(1) For a description of the employment contracts between certain officers and the Company, see "Employment Contracts," below.
(2) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including car allowances, living and relocation expenses and director fees. The aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.
(3) Represents the Company's contribution to defined contribution plans or, in the case of Messrs. Guez and Kay, contributions by the Company to a deferred compensation plan.
(4) Mr. Yuen served as the Company's Chief Executive Officer from October 2001 through March 2003.
(5) During Mr. Yuen's stay in Mexico in fiscal 2001, Mr. Yuen's family in the U.S. received a living allowance of $36,000, car allowance of $12,000, house rental allowance of $26,000, medical insurance allowance of $6,000 and utilities allowance of $15,000.
(6) During Mr. Yuen's stay in Mexico in fiscal 2000, Mr. Yuen's family in the U.S. received a living allowance of $12,000, house rental allowance of $9,000 and medical insurance and utilities allowance of $7,000.
(7)  Mr. Chow was appointed Chief Financial Officer on January 7, 2002.

                          OPTION GRANTS IN FISCAL 2002

The following table sets forth certain information regarding the grant of stock options made during fiscal 2002 to the Named Executive Officers.

                                  PERCENT OF
                                    TOTAL
                                   OPTIONS                                     POTENTIAL
                     NUMBER OF    GRANTED TO                                REALIZABLE VALUE
                    SECURITIES     EMPLOYEES                                   AT ASSUMED
                    UNDERLYING        IN        EXERCISE                  RATE OF STOCK PRICE
                      OPTIONS       FISCAL      OR BASE    EXPIRATION      APPRECIATION FOR
NAME                  GRANTED       YEAR(3)     PRICE(4)      DATE          OPTION TERM(5)
----                -----------   ----------    --------   -----------    --------------------
                                                                             5%         10%
                                                                             --         ---
Gerard Guez.......  1,000,000(1)    32.7%        $5.50       5/15/12      3,458,920  4,508,920
Todd Kay..........  1,000,000(1)    32.7%        $5.50       5/15/12      3,358,920  4,508,920
Eddy Yuen.........     50,000(2)    1.6%         $5.08       1/31/12        172,946    225,446

----------

(1) The stock options vest and become exercisable in four equal installments on each of November 11, 2002, May 15, 2003, May 15, 2004 and May 15, 2005.

(2) These stock options vest and become exercisable in four equal installments on each of January 31, 2002, July 31, 2002, January 31, 2003 and January 31, 2004.

(3) Options covering an aggregate of 3,054,000 shares were granted to employees during fiscal 2002.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the common stock.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2002, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on The Nasdaq National Market on December 31, 2002 ($4.09 per share).

                       SHARES                    NUMBER OF SECURITIES
                      ACQUIRED                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                         ON        VALUE             OPTIONS AT                IN-THE-MONEY OPTIONS AT
                      EXERCISE    REALIZED        DECEMBER 31, 2002               DECEMBER 31, 2002
------------------    --------    --------    ---------------------------    ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------    -----------   -------------
Gerard Guez.......       --          --         1,016,668         750,000        --             --
Todd Kay..........       --          --           683,332         750,000        --             --
Eddy Yuen.........       --          --           204,000          87,500        --             --
Karen Wasserman...       --          --            85,000          25,000        --             --
Patrick Chow......       --          --            32,000          30,000        --             --

EMPLOYMENT AND SEVERANCE AGREEMENTS
-----------------------------------

The Company has entered into employment contracts with the following Named Executive Officers.

Pursuant to an employment contract dated as of January 1, 1998 (the "Guez Agreement"), Gerard Guez has been employed as the Chairman of the Board and Chief Executive Officer of the Company. The Guez Agreement initially provided that Mr. Guez receive an annual salary of $1,000,000 and, provided the Company reports specified amounts of pre-tax income as set forth in the agreement, an annual bonus of up to $2,000,000 and an option to purchase up to 666,668 shares of common stock. The Guez Agreement was amended on January 10, 2000 to provide for a reduction of the annual base salary to $500,000 and to extend the expiration of the Agreement from December 31, 2002 to March 31, 2003. The Board of Directors has approved the extension of the Guez Agreement for three additional years. Mr. Guez resigned as Chief Executive Officer in October 2001, but was re-appointed to this position in March 2003.

Pursuant to an employment contract dated as of January 1, 1998 (the "Kay Agreement"), Todd Kay has been employed as the President of the Company. The Kay Agreement initially provided that Mr. Kay receive an annual salary of $1,000,000 and, provided the Company reports specified amounts of pre-tax income as set forth in the agreement, an annual bonus of up to $2,000,000 and an option to purchase up to 333,332 shares of common stock. The Kay Agreement was amended on January 10, 2000 to provide for a reduction of the annual base salary to $500,000 and to extend the expiration of the Agreement from December 31, 2002 to March 31, 2003. The Board of Directors has approved the extension of the Kay Agreement for three additional years.

Pursuant to employment contract dated January 1, 2002 (the "Yuen Contract"), Eddy Yuen has been employed as Chief Executive Officer of the Company. The Yuen Contract provides for an annual salary of $350,000. The contract will be subject to automatic renewal annually and either party must give 60 days notice of intent to terminate employment prior to the annual renewal date. In March 2003, Mr. Yuen resigned as CEO of the Company and therefore has terminated his contract. However, Mr. Yuen has been appointed President of the Company's subsidiary, Fashion Resource (TCL), Inc.

Pursuant to employment contract dated January 7, 2002, as amended effective January 1, 2003 (the "Chow Contract"), Patrick Chow has been employed as Chief Financial Officer of the Company. The Chow Contract provides for an annual base salary of $250,000. The contract will be subject to automatic renewal annually and either party must give 60 days notice of intent to terminate employment prior to the annual renewal date.

EMPLOYEE BENEFIT PLANS
----------------------

The Company has adopted the Tarrant Apparel Group Employee Incentive Plan (the "Employee Incentive Plan"). Up to 5,100,000 shares of our common stock are authorized to be issued pursuant to the Employee Incentive Plan. The Employee Incentive Plan currently provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and other performance-based benefits. The purpose of the Employee Incentive Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits. The Employee Incentive Plan is administered by the Compensation Committee of the Board of Directors. As of December 31, 2002, there were 3,376,487 shares of our common stock subject to outstanding options, 1,723,513 shares (subject to adjustment to prevent dilution) available for awards granted under the Employee Incentive Plan.

In 1994, the Company adopted a Profit Sharing 401(k) Plan (the "Profit Sharing Plan") which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. To be eligible, an employee must have been employed by the Company for at least one year. The Profit Sharing Plan permits employees who have completed one year of service to defer from 1% to 15% of their annual compensation into the Profit Sharing Plan. Additional annual contributions may be made at the discretion of the Company, and a 50% (100% effective July 1, 1995) matching contribution may be made by the Company up to a maximum of 6% (5% effective July 1, 1995) of a participating employee's annual compensation. Contributions made by the Company vest according to a schedule set forth in the Profit Sharing Plan.

In 1992, Tarrant HK adopted a National Mutual Central Provident Fund (the "Provident Fund") which has been approved under Section 87A of the Inland Revenue Ordinance by the Inland Revenue Department of Hong Kong. To be eligible, an employee must have been employed by Tarrant HK for at least one service to defer 5% of their annual compensation into the Provident Fund. Annual matching contributions are made by Tarrant HK. Contributions made by Tarrant HK vest according to a schedule set forth in the Provident Fund.

For 2003, the Company adopted an Incentive Compensation Plan (the "Incentive Plan") for executives and employees based on specific goals and criteria. If the Company is able to reach certain revenue targets in 2003, incentive payments will be distributed, but the amounts will depend in part on individual performance as well.

REPORT OF COMPENSATION COMMITTEE
--------------------------------

The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of four independent, non-employee directors also grants all stock options and otherwise generally administers the Company's stock option plans. Following review and approval by the committee, determinations pertaining to executive compensation are submitted to the full Board of Directors for approval. In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

         TOTAL  COMPENSATION.  It  is  the  philosophy  of  the  committee  that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the common stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. Since its inception, the Company has maintained the philosophy that executive compensation should be competitive with that provided by other companies in the women's apparel industry to assist the Company in attracting and retaining qualified executives critical to the Company's long-term success.

         BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

         STOCK INCENTIVE PLAN OPTIONS AND AWARDS. Under the Employee Incentive Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of common stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the common stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

         ANNUAL INCENTIVES. The committee believes that executive compensation should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets, and the development and success of new products and new marketing programs.

         The Company developed, and the committee approved a performance incentive plan for executives and employees for the year 2002 based on specific goals and criteria. For management, there was a provision for a bonus to be paid for sales that exceeded the budget by a fixed amount.

         The committee attributes various weights to the qualitative factors discussed above based upon their perceived relative importance to the Company at the time compensation determinations are made. Each executive's performance is evaluated with respect to each of these factors, and compensation levels are determined based on each executive's overall performance.

         DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. In fiscal 2002, Eddy Yuen, the Company's Chief Executive Officer in 2002 received an annual base salary of $350,000 and a cash bonus of $45,000 and was also granted options to purchase 50,000 shares of the Company's common stock. This compensation package was established based upon a comparative analysis of other similarly situation chief executive officers conducted by the compensation committee. Our Chief Executive Officer also participates in the management incentive plan approved by the Compensation Committee.

         The committee intends to continue its policy of linking executive compensation with maximizing shareholder returns and corporate performance to the extent possible through the programs described above.

         OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the shareholders of the Company.

         All compensation paid to the Company's employees in fiscal 2002 will be fully deductible. With respect to compensation to be paid to executives in 2003 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

                                                   Compensation Committee

                                                   Barry Aved, Chairman
                                                   Milton Koffman
                                                   Joseph Mizrachi
                                                   Mitchell Simbal


REPORT OF AUDIT COMMITTEE
-------------------------

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules), has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors, which is attached as Appendix "A" to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval.

The  Audit  Committee  is  responsible  for  overseeing  the  Company's  overall
financial  reporting  process.  In  fulfilling  its   responsibilities  for  the
financial statements for fiscal year 2002, the Audit Committee:

   - Reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and Ernst & Young LLP (the "Auditors"), the Company's independent auditors;

   - Discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

   - Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

AUDIT FEES

Fees for audit services totaled approximately $422,000 in 2001 and approximately $624,000 in 2002, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

AUDIT-RELATED FEES

Fees for audit-related services totaled approximately $18,000 in 2001 and approximately $103,000 in 2002. Audit-related services principally include due diligence in connection with acquisitions, accounting consultations and benefit plan audits.

TAX FEES

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $652,000 in 2001 and $942,000 in 2002.

ALL OTHER FEES

There were no fees for any other services not included above in either 2002 or 2001.


The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

                                                       AUDIT COMMITTEE

                                                       Mitchell Simbal, Chairman
                                                       Milton Koffman
                                                       Joseph Mizrachi

PERFORMANCE GRAPH
-----------------

The following graph sets forth the percentage change in cumulative total shareholder return of our common stock during the five-year period from December 31, 1997 to December 31, 2002, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and companies with the standard industrial classification (SIC) code 5137. The component entities of SIC Code 5137 were generated by Research Data Group, Inc. All the entities in SIC Code
5137 were incorporated into the peer group. The comparison assumes $100 was invested on December 31, 1997 in our common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                          [PERFORMANCE GRAPH OMITTED]




                                         Cumulative Total Return
                              --------------------------------------------------
                               12/97    12/98    12/99    12/00    12/01   12/02

TARRANT APPAREL GROUP         100.00   508.80   123.20    46.40    70.14   52.35
NASDAQ STOCK MARKET (U.S.)    100.00   140.99   261.48   157.42   124.89   86.33
PEER GROUP                    100.00    77.39    49.37     9.35     7.09   10.15

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------------------------------

Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any shareholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2002, or which is presently proposed.

See "Employment Contracts" for a summary of employment agreements with certain of our executive officers.

The Company leases its principal offices and warehouse located in Los Angeles, California and office space in Hong Kong from corporations owned by Messrs. Guez and Kay. The Company believes, at the time the leases were entered into, the rents on these properties were comparable to then prevailing market rents. The Company paid $1,330,000 in 2002 for rent for office and warehouse facilities.

From time to time, the Company has borrowed funds from, and advanced funds to, certain officers and principal shareholders, including Messrs. Guez and Kay. The maximum amount of such borrowings from Mr. Kay during 2002 was $2,317,000. As of December 31, 2002, the Company was indebted to Mr. Kay in the amount of $487,000. The maximum amount of such advances to Mr. Guez during 2002 was approximately $4,923,000. Mr. Guez had an outstanding advance from the Company of $4,879,000 as of December 31, 2002. All advances to, and borrowings from, Mr. Guez and Mr. Kay in 2002 bore interest at the rate of 7.75%. Section 402 of the Sarbanes-Oxley Act of 2002, enacted in July 2003, prohibits publicly-traded companies from providing personal loans to directors and executive officers. As a result, the Company is no longer permitted make advances or loans, or materially amend the terms of any existing advances or loans, to any of its directors or executive officers. No further personal loans will be made to officers and directors in compliance to the Sarbanes-Oxley Act.

On December 31, 2002, the Company's wholly-owned subsidiaries, Tarrant Mexico and Machrima Luxembourg, acquired a denim and twill manufacturing plant in Tlaxcala, Mexico, including all machinery and equipment used in the plant, the buildings, and the real estate on which the plant is located. Pursuant to an Agreement for the Purchase of Assets and Stock, dated as of December 31, 2002, Tarrant Mexico purchased from Trans Textil all of the machinery and equipment used in and located at the plant, and the Purchasers acquired from Jorge Miguel Echevarria Vazquez and Rosa Lisette Nacif Benavides (the "Inmobiliaria
Shareholders") all the issued and outstanding capital stock of Inmobiliaria, which owns the buildings and real estate. The purchase price for the machinery and equipment was paid by cancellation of $42 million in indebtedness owed by Trans Textil to Tarrant Mexico. The purchase price for the Inmobiliaria shares consisted of a nominal cash payment to the Inmobiliaria Shareholders of $500, and the subsequent repayment by the Company and its affiliates of approximately $34.7 million in indebtedness of Inmobiliaria to Kamel Nacif Borge, his daughter Rosa Lisette Nacif Benavides, and certain of their affiliates, which payment was made by: (i) delivery to Rosa Lisette Nacif Benavides of one hundred thousand shares of a newly created, non-voting Series A Preferred Stock of the Company, which shares will become convertible into three million shares of common stock if the Company's common shareholders approve the conversion at the Annual Meeting; (ii) delivery to Rosa Lisette Nacif Benavides of an ownership interest representing twenty-five percent of the voting power of and profit participation in Tarrant Mexico; and (iii) cancellation of approximately $14.9 million of indebtedness of Mr. Nacif and his affiliates.

Kamel Nacif Borge is an employee of Tarrant Mexico and the beneficial owner of more than 5% of the Company's outstanding common stock. Jamil Textil, S.A. de C.V., an entity the Company believes is controlled by Mr. Nacif, owns 1,724,000 shares of the Company's common stock, representing approximately 10.9% of our outstanding common stock as of December 31, 2002. Trans Textil, an entity controlled by Mr. Nacif and his family members, was initially commissioned by the Company to construct and develop the plant in December 1998. Subsequent to completion, Trans Textil purchased and/or leased the plant's manufacturing equipment from the Company and entered into a production agreement that gave the Company the first right to all production capacity of the plant. This production agreement included the option for the Company to purchase the facility and discontinue the production agreement with Trans Textil through September 30, 2002. The Company exercised the option and acquired the plant as described above.

From time to time, the Company has advanced funds to Mr. Nacif and his affiliates, and Mr. Nacif and such affiliates have advanced funds to the Company. Immediately prior to the mill acquisition, Mr. Nacif and his affiliates owed the Company approximately $7.5 million, which indebtedness was cancelled as part of the repayment by Inmobiliaria of indebtedness due Mr. Nacif and his affiliates.

On July 1, 2001, the Company entered into a joint venture with Azteca Production International, Inc. ("Azteca"), a corporation owned by the brothers of Gerard Guez, the Chairman of the Company, called United Apparel Ventures, LLC ("UAV"). This joint venture was created to coordinate the production of apparel for a single customer of the Company's branded business. UAV is owned 50.1% by Tag Mex, Inc., a wholly-owned subsidiary of the Company, and 49.9% by Azteca. Results of the operation of UAV have been consolidated into the Company's results since July 2001 with the minority partner's share of all gains and loses eliminated through the minority interest line in the Company's financial statements. Since October 2002, both parties have contributed the Express business into UAV and the results are consolidated in the company's financials. UAV makes purchases from two related parties in Mexico, Azteca and Tag-it Pacific, Inc.

In 1998, a California limited liability company owned by Mr. Guez and Mr. Kay purchased 2,300,000 shares of the Common Stock of Tag- It Pacific, Inc. ("Tag-It") (or approximately 37% of such Common Stock then outstanding). Tag-It is a provider of brand identity programs to manufacturers and retailers of apparel and accessories. Tag-It assumed the responsibility for managing and sourcing all trim and packaging used in connection with products manufactured by or on behalf of the Company in Mexico. This arrangement is terminable by either the Company or Tag-It at any time. The Company believes that the terms of this arrangement, which is subject to the acceptance of the Company's customers, are no less favorable to the Company than could be obtained from unaffiliated third parties. The Company purchased $23.9 million of trim inventory from Tag-It during the year ended December 31, 2002. From time to time the Company has guaranteed the indebtedness of Tag-It for the purchase of trim on the Company's behalf.

As of December 31, 2000, Aris Industries, Inc. ("Aris") owed the Company approximately $5.8 million for goods manufactured and shipped by the Company. On February 12, 2001, Aris and the Company entered into an agreement under which Aris issued to the Company 1.5 million shares of its common stock and undertook to repay either $2.5 million in cash or its equivalent in common stock to the Company on December 31, 2001 in full satisfaction of the debt. As of February 20, 2002, Aris had issued the Company an aggregate of 8,117,647 shares of its common stock including the 1.5 million shares previously issued in full satisfaction of this debt. On March 27, 2002 the Company sold this stock to an unrelated third party for an aggregate of $1,785,882. As of December 31, 2002, Messrs. Guez and Kay jointly owned approximately 6% of the outstanding shares of Aris.

The Company has adopted a policy that any transactions between the Company and any of its affiliates or related parties, including its executive officers, directors, the family members of those individuals and any of their affiliates, must (i) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The Board of Directors believes, based on its reasonable judgment, but without further investigation, that the terms of each of the foregoing transactions or arrangements between the Company on the one hand and the affiliates, officers, directors or shareholders of the Company which were parties to such transactions on the other hand, were, on an overall basis, at least as favorable to the Company as could then have been obtained from unrelated parties.

PRINCIPAL SHAREHOLDERS
----------------------

The following table sets forth as of February 28, 2003, unless otherwise indicated, certain information relating to the ownership of our common stock by
(i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's Named Executive Officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 3151 East Washington Blvd., Los Angeles, CA 90023, unless otherwise set forth below such person's name.

                                          Number of Shares of
                                              Common Stock
Name and Address                          Beneficially Owned (1)     Percent (1)
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Gerard Guez ...........................        6,611,519 (2)            39.2%
Todd Kay ..............................        3,249,999 (3)            19.7%
Eddy Yuen .............................          191,500 (4)             1.2%
Barry Aved ............................          111,500 (4)              *
Karen Wasserman .......................          105,000 (5)              *
Patrick Chow ..........................           32,000 (4)              *
Milton Koffman ........................            5,000 (4)              *
Joseph Mizrachi .......................            5,000 (4)              *
Mitchell Simbal .......................            5,000 (4)              *

5% HOLDERS:
Kamel Nacif Borge .....................        2,474,000 (6)            14.9%
    Edgar Allen #231, Col. Polanco,
    C.P. 11550, Mexico, D.F ...........
Jamil Textil, S.A. de C.V .............        1,724,000 (7)            10.9%
    Edgar Allen #231, Col. Polanco,
    C.P. 11550, Mexico, D.F ...........
Lord, Abbett & Co. ....................        1,162,234 (8)             7.3%
    90 Hudson Street, Jersey City,
    NJ 07302
Emerald Point Inc. ....................        1,019,093 (9)             6.4%
    P.O. Box CR-54697, Nassau,
    Bahamas

Directors and officers as a group
    (9 persons) .......................       10,316,518 (10)           57.4%
----------
*      Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at February 28, 2003. Percentage ownership is based upon 15,846,315 shares of common stock issued and outstanding as of February 28, 2003.
(2) Includes 461,518 shares held by GKT Investments, LLC, a Delaware limited liability company owned 100% by Mr. Guez and 1,016,668 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 29, 2003. Mr. Guez has pledged an aggregate of 5,494,851 of such shares to financial institutions to secure the repayment of loans to Mr. Guez or corporations controlled by Mr. Guez.

(3) Includes 683,332 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 29, 2003. Mr. Kay has pledged an aggregate of 1,015,000 of such shares to financial institutions to secure the repayment of loans to Mr. Kay or corporations controlled by the Mr. Kay.
(4) Consists of shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 29, 2003.
(5) Includes 85,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 29, 2003.
(6) Includes 1,724,000 shares held by Jamil Textil, S.A. de C.V. ("Jamil Textil") and 750,000 shares issuable upon exercise of stock options held by Mr. Nacif which are or will become exercisable on or prior to April 29, 2003. Mr. Nacif is a principal shareholder and President of Jamil Textil and in such role may be deemed to beneficially own shares held by Jamil Textil. Mr. Nacif disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Information regarding the beneficial ownership of Mr. Nacif and Textil is taken from a Schedule 13G as filed on March 27, 2003.
(7) Information regarding the beneficial ownership of Mr. Nacif and Textil is taken from a Schedule 13G as filed on March 27, 2003.
(8) As disclosed on Schedule 13G/A filed on January 28, 2002. (9) As disclosed on Schedule 13D filed on September 13, 2002.
(10) Includes 2,135,000 shares of common stock reserved for issuance upon exercise of stock options that are or will become exercisable on or prior to April 29, 2003.

The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other shareholders of the Company, or taken from documents filed with the SEC.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2002, all of the Company's executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except that Kamil Nacif Borge and Jamil Textil, S.A. de C.V. (an entity of which Kamil Nacif Borge is a controlling shareholder) each filed a Form 3 in March 2003 reporting as greater-than-ten percent shareholders which Form 3's should have been filed on or before June 3, 1999.


SHAREHOLDER PROPOSALS
---------------------

Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 26, 2003. In addition, in the event a shareholder proposal is not received by the Company by March 11, 2004, the Proxy to be solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2004 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company's 2004 Annual Meeting is advanced or delayed more than 30 days from the date of the 2003 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2004 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2004 Annual Meeting. Upon determination by the Company that the date of the 2004 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2003 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES
-----------------------

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K
--------------------------

THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, TARRANT APPAREL GROUP, 3151 EAST WASHINGTON BOULEVARD, LOS ANGELES, CALIFORNIA 90023.

                                            ON BEHALF OF THE BOARD OF DIRECTORS


                                            ------------------------------------
                                            GERARD GUEZ, CHAIRMAN OF THE BOARD



3151 East Washington Boulevard
Los Angeles, California 90023
April __, 2003

                                  APPENDIX "A"

                             AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.       Review  major  changes  to  the  Company's   auditing  and   accounting
         principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.       Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor and, if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive, if any.

12. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15. Obtain reports from management, the Company's senior internal auditing executive, if any, and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's code of conduct.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

18. Supervise preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         b.       Any changes required in the planned scope of the audit.

         c. The responsibilities, budget and staffing of the internal audit department, if any.

19. Advise the Board from time to time with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

20. Meet with the Company's legal counsel to review legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the Chief Financial Officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of conduct.

                              TARRANT APPAREL GROUP
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of TARRANT APPAREL GROUP, a California corporation (the "Company"), hereby nominates, constitutes and appoints Gerard Guez and Todd Kay, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 28, 2003, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors' three nominees as directors:

      Barry Aved         Mitchell Simbal         Milton Koffman

      |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

      |_| WITHHELD for all nominees listed above

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

     ---------------------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


Proposal 2. To  approve  the  issuance  of  up to 3  million  shares of  common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock.

            |_| FOR              |_| AGAINST           |_| ABSTAIN

Proposal 3. To ratify the grant of options to purchase an aggregate of 2 million shares of common stock to certain executive officers.

            |_| FOR              |_| AGAINST           |_| ABSTAIN

Proposal 4. To  ratify the  appointment of Ernst & Young LLP  as  the Company's independent public accountants for the year ending December 31, 2003.

            |_| FOR              |_| AGAINST           |_| ABSTAIN


     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April __, 2003, relating to the Annual Meeting.

                                        Dated:___________________________, 2003

                                         Signature:_____________________________

                                         Signature:_____________________________
                                         Signature(s) of Stockholder(s)
                                         (See Instructions Below)

                                         The    Signature(s)    hereon    should
                                         correspond  exactly with the name(s) of
                                         the  Stockholder(s)  appearing  on  the
                                         Share  Certificate.  If  stock  is held
                                         jointly,  all joint owners should sign.
                                         When  signing  as  attorney,  executor,
                                         administrator,   trustee  or  guardian,
                                         please  give  full  title as  such.  If
                                         signer is a  corporation,  please  sign
                                         the  full  corporation  name,  and give
                                         title of signing officer.

|_|  Please   indicate  by  checking   this  box  if  you  anticipate  attending
     the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE